UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2020

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4675 MacArthur Court, Suite 800
Newport Beach, CA	92660
(Address of Principal Executive Offices)	Zip Code

(949) 437-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	CLNE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2020, the board of directors (the “Board”) of Clean Energy Fuels Corp. (the “Company”), upon the recommendation of its nominating and corporate governance committee, appointed Parker A. Weil as a new director of the Company, effective immediately. The Board has determined that Mr. Weil is an independent director within the meaning of applicable rules of the Nasdaq Stock Market. No determination has been made as to any committees of the Board on which Mr. Weil may serve.

Mr. Weil, 54, is the Vice Chairman of Investment Banking at Cowen and Company (Nasdaq:COWN) since August 2018 and has extensive financial and investment banking experience gained through over 30 years of providing M&A advice and capital raising services to companies in the energy & power, manufacturing, and business services industries. From June 2012 to April 2018, Mr. Weil was Managing Director of investment banking for Stifel Financial Corp. Prior to that, he spent 15 years at Bank of America Merrill Lynch, serving as Managing Director and Group Head – Energy & Power Group and thereafter Group Head – Middle Market Coverage and Execution Group. As of July 2017, he has served on the board of directors of 180 Degree Capital Corp. (Nasdaq:TURN), where he is Chairman of the Compensation Committee and a member of the Audit Committee and the Valuation Committee. Mr. Weil holds a Bachelor of Arts in Economics from the University of Pennsylvania and a Masters of Business Administration in Finance from the Kellogg Graduate School of Management at Northwestern University.

Mr. Weil’s compensation for his services as a director will be consistent with that of the Company’s other non-employee directors, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on April 3, 2020. Generally, this compensation consists of annual cash compensation of $60,000 and equity awards of the types and in the amounts determined by the compensation committee of the Board on an annual basis and typically consisting of stock options, restricted stock units or a combination thereof. In addition, the Company will enter into an indemnification agreement with Mr. Weil in the same form as the indemnification agreements the Company has entered into with its other directors, which has been filed or incorporated by reference as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 10, 2020. In general, the indemnification agreement provides for, among other things, indemnification of Mr. Weil by the Company to the full extent authorized or permitted by law, subject to certain limited exceptions.

There are no arrangements or understandings between Mr. Weil and any other persons pursuant to which Mr. Weil was selected as a director of the Company and Mr. Weil is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2020	CLEAN ENERGY FUELS CORP.

	By:	/s/ Andrew J. Littlefair
Name: Andrew J. Littlefair
Title: President and Chief Executive Officer